                                                                  EXHIBIT 4.3(a)

                                 EXHIBIT 4.3(a)



                          CERTIFICATE OF INCORPORATION

                                       of

                           ARSENAL HOLDINGS II, INC.



                                   ARTICLE I

                                      Name

            The name of the Corporation is Arsenal Holdings II, Inc.


                                   ARTICLE II

                     Registered Office and Registered Agent

     The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.


                                  ARTICLE III

                               Corporate Purposes

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                 Capital Stock

     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one hundred (100) all of which shall be Common Stock of the par value of ten cents ($0.10) each (hereinafter called "Common Stock"). The Common Stock shall have voting rights for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held by holder, except as otherwise required by law.


                                   ARTICLE V

                          Powers of Board of Directors

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

          (a) To make, alter, amend or repeal the By-Laws, except as otherwise expressly provided in any By-Law made by the holders of the capital stock of the Corporation entitled to vote thereon. Any By-Law may be altered, amended or repealed by the holders of the capital stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose.

          (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

          (c) To determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          (d) To designate, by resolution passed by a majority of the whole Board of Directors, one or more committees, each committee to consist of one or more directors of the Corporation, which, to the extent provided in the resolution designating the committee or in the By-Laws of the Corporation, shall, subject to the limitations prescribed by law, have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be provided in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

          (e) To adopt such pension, retirement, deferred compensation or other employee benefit plans or provisions as may, from time to time, be approved by it, providing for pensions, retirement income, deferred compensation or other benefits for officers or employees of the Corporation and of any corporation which is a subsidiary of the Corporation, or any of them, in consideration for or in recognition of the services rendered by such officers or employees or as an inducement to future efforts. No such plan or provision, which is not at the time of adoption unreasonable or unfair, shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan or provision under which he may benefit.

          (f) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and of this Certificate of Incorporation and of the By-Laws of the Corporation.


                                   ARTICLE VI

               Indemnification of Directors, Officers and Others

     (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation (funds paid or required to be paid to any person as a result of the provisions of this Article shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any such other corporation or organization) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any such person who could be indemnified pursuant to the preceding sentence except for the fact that the subject action or suit is or was by or in the right of the Corporation shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (b) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) of this Section 1, or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, he shall be indemnified by the Corporation against expenses (including attorneys' fee) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by this Article, unless ordered by a court, indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct specified in this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.

     (c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

     (d) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by the director, officer, employee or agent involved to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (e) The indemnification and advancement of expenses hereby provided not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or other both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     (f) By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation, at its expense, may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Article or under the provisions of the General Corporation Law of the State of Delaware.

     (g) All rights to indemnification and advancement of expenses under this Article shall be deemed to be provided by contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while this Certificate of Incorporation and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect.

     (h) Any repeal or modification of the foregoing paragraphs by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

     (i) If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, officers, employees or agents, then such person, in addition to the circumstances in which he is not now personally liable, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     (j) For purposes of this Article, reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation", as referred to in this Article.

     (k) If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person as provided above as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suitor proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.


                                  ARTICLE VII

                     Director Liability to the Corporation

     (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv)for any transaction from which the director derived an improper personal benefit.

     (b) Any repeal or modification of the foregoing paragraph (a) by the stockholders of the Corporation shall not adversely affect any right or protection of a director or the Corporation existing at the time of such appeal or modification.

     (c) If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not now personally liable shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                  ARTICLE VIII

           Reservation of Right to Amend Certificate of Incorporation

     The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power.


                                   ARTICLE IX

                                 Reorganization

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


                                   ARTICLE X

         The name and mailing address of the incorporator is as follows:

        Name                            Mailing Address
        ----                            ---------------

        Kenneth J. Ryan                 Shearman & Sterling
                                        53 Wall Street
                                        New York, New York 10005


     The undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that the facts herein stated are true; and accordin has hereunto set his hand this __ day of May, 1987.

                                   /s/   Kenneth J. Ryan
                                      ------------------------------
                                         Kenneth J. Ryan

STATE OF NEW YORK   )
                    )   ss.:
COUNTY OF NEW YORK  )


     Be It Remembered, that on this 30th day of May, 1987, personally appeared before me, Lisa M. Nasoff, a Notary Public in and for the county and state aforesaid, Kenneth J. Ryan, who executed the foregoing Certificate of Incorporation, known to me personally to be such, and he did acknowledge said Certificate to be his act and deed, and that the facts therein stated are true.

     Given under my name and seal of office the day and year aforesaid.


                                        /s/     Lisa M. Nasoff
                                            -------------------------------
                                                Lisa M. Nasoff

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                         PARAMOUNT COMMUNICATIONS INC.

                                      INTO

                           VIACOM INTERNATIONAL INC.


     VIACOM INTERNATIONAL INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter this "Corporation"), DOES HEREBY
CERTIFY:

          FIRST: That this Corporation owns all of the outstanding shares of common stock (the only outstanding class of stock) of Paramount Communications Inc., a corporation incorporated on the 18th day of April, 1967, pursuant to the General Corporation Law of the State of Delaware.

          SECOND: That this Corporation, by resolutions of its Board of Directors, duly adopted on the 14th day of December, 1994, determined to effect a merger of said Paramount Communications Inc. into itself (the "Merger"), and this Corporation shall be the surviving corporation. A true copy of said resolutions is annexed hereto as Exhibit A. Said resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

          THIRD: That upon the effective date of the Merger the name of the surviving corporation shall be Viacom International Inc.

          FOURTH: The merger shall become effective upon the filing of this certificate with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, VIACOM INTERNATIONAL INC. has caused this certificate to be signed by Philippe P. Dauman, its Executive Vice President, General Counsel, Chief Administrative Officer and Secretary, this 3rd day of January, 1995.


                                      VIACOM INTERNATIONAL INC.



                                      By:  /s/ Philippe P. Dauman
                                          -------------------------------
                                          Philippe P. Dauman
                                          Executive Vice President, General
                                          Counsel Administrative Officer and
                                          Secretary

                                   EXHIBIT A



                           VIACOM INTERNATIONAL INC.
                     RESOLUTIONS OF THE BOARD OF DIRECTORS
                           ADOPTED DECEMBER 14, 1994


     RESOLVED, that pursuant to Section 253 of the General Corporation Law of the State of Delaware, Paramount Communications Inc. shall be merged with and into the Corporation, on or after January 3, 1995, in accordance with Certificate of Merger, substantially in the form attached here as Exhibit I, which Certificate of Merger is hereby approved and adopted, and that the officers of the Corporation be, and each of them acting alone hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and file the Certificate of Merger with the office of the Secretary of State of the State of Delaware; and

     FURTHER RESOLVED, that the officers of the Corporation be, and each of them alone hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and deliver any and all agreements, documents or certificates and to do or cause to be done all such further acts and things, including, without limitation, filings with the Federal Communications Commission, as such officer or officers deem necessary, appropriate or desirable in order to carry out the purposes and intents of the foregoing resolutions; and that the authority of such officer or officers to act under these resolutions shall be conclusively evidenced by their so acting.

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                               TELECASTERS, INC.
                             (an Ohio corporation)

                                      INTO

                           VIACOM INTERNATIONAL INC.
                            (a Delaware corporation)


     It is hereby certified that:

     1. Viacom International Inc. hereinafter sometimes referred to as the "Corporation" is a business corporation of the State of Delaware.

     2. The Corporation is the owner of all of the outstanding shares of stock of Telecasters, Inc., which is a business corporation of the State of Ohio.

     3. The laws of the jurisdiction of organization of Telecasters, Inc. permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

     4. The Corporation hereby elects to merge Telecasters, Inc. into the Corporation.

     5. The following is a copy of the resolutions adopted on October 24, 1991 by the Board of Directors of the Corporation to merge the said Telecasters, Inc. into the Corporation:

          RESOLVED that Telecasters, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of Telecasters, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution the same were before held and enjoyed by Telecasters, Inc. in its name.

          RESOLVED that this Corporation assume all of the obligations of Telecasters, Inc.

          RESOLVED that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the State of Ohio, and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of Telecasters, Inc. and of this Corporation and in any other appropriate jurisdiction.


Executed on October 31, 1991.


                                         By  /s/ Mark M. Weinstein
                                            -------------------------------
                                              Mark W. Weinstein
                                              Senior Vice President



Attest:


/s/ Teresa Marando
   ------------------------
    Teresa Marando
    Assistant Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                           VIACOM INTERNATIONAL INC.
                             (an Ohio corporation)

                                      INTO

                           ARSENAL HOLDINGS II, INC.
                            (a Delaware corporation)


     It is hereby certified that:

     1. ARSENAL HOLDINGS II, INC. (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Delaware.

     2. The Corporation is the owner of all of the outstanding shares of each class of Viacom International Inc., which is a business corporation of the State of Ohio.

     3. The Corporation determined to merge Viacom International Inc. into the Corporation by the following resolution adopted by unanimous written consent of the Board of Directors of the Corporation dated April 24, 1990:

          RESOLVED, that the VII Merger (i.e., the merger of Viacom International Inc. with and into the Corporation), following the completion of the redemptions and exchanges, to be accomplished pursuant to the resolution adopted herewith, be, and the same hereby is, in all respects authorized and approved and the proper officers of the Corporation be, and each of them hereby is, authorized and empowered in the name of and on behalf of the Corporation, to cause to be executed and filed the documents prescribed by the laws of the States of Delaware and Ohio, which documents shall include the amendment to Article FIRST of the Certificate of Incorporation to read as follows:

          "FIRST: The name of the Corporation is VIACOM INTERNATIONAL INC."


Executed on April 24, 1990


                                           Arsenal Holding II, Inc.


                                           By:  /s/ Sumner M. Redstone
                                              ------------------------------
                                                 Sumner M. Redstone
                                                 President


Attest:


/s/  M. Teresa Marando
   -----------------------
     M. Teresa Marando
     Assistant Secretary